Exhibit 99.1

COMPANY CONTACTS:
AMERICAN VANTAGE COMPANIES
RONALD J. TASSINARI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
702.227.9800

             AMERICAN VANTAGE COMPANIES DELAYS ANNUAL REPORT FILING

LAS VEGAS, NEVADA - April 15, 2005 --- American Vantage Companies (NASDAQ:AVCS) today announced that it will delay the filing of its Annual Report on Form 10-KSB ("Annual Report") for the year ended December 31, 2004. As previously announced, the Company recently completed the disposition of its significant subsidiary, American Vantage Media Corporation ("AVMC"), to Genius Products, Inc. The work related to the disposition of AVMC required substantial internal executive and accounting staff effort which otherwise would have been devoted to the preparation and filing of the Company's Annual Report. The Company currently anticipates filing its Annual Report by April 29, 2005.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended July 31, 2003, Forms 10-QSB for the quarters ended October 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, transition Form 10-QSB for the two months ended December 31, 2003, Forms 8-K and Forms 8-K/A's (Dates of Forms 8-K and 8-K/A Reports: December 31, 2003, February 4, 2004, June 2, 2004, June 10, 2004, December 13, 2004, January 24, 2005, March 21, 2005 and
March 29, 2005). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.